UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 22, 2010, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2009, maintaining its fiscal 2010 earnings guidance and announcing earnings guidance for the first quarter ending March 31, 2010. The press release also announced the Company’s expectation that the quarterly allocation of its expected annual 2010 earnings per share should generally reflect stronger seasonal operating performance in the first and fourth quarters of the year, with significantly weaker results in the third quarter. In particular, the press release announced the Company’s expectation that the typical seasonal weakness in the third quarter will likely result in diluted earnings per share between break-even and $0.10 for that period. The press release, dated February 22, 2010, is attached as Exhibit 99.1 to this Form 8-K. On February 22, 2010, the Company also made the press release available on its website at www.kindredhealthcare.com.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on February 22, 2010, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release dated February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 23, 2010	By:	/S/ RICHARD A. LECHLEITER
Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer